UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2017

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2017, Simmons First National Corporation (the “Company”) entered into a Revolving Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”) and executed an unsecured Revolving Credit Note (the “Note”) pursuant to which the Company may borrow, prepay and re-borrow up to $75 million for purposes of financing distributions, financing certain acquisitions, and working capital purposes. The Credit Agreement contains customary representations, warranties, and covenants of the Company, including, among other things, covenants that impose various financial ratio requirements. The Company intends to use the proceeds of the revolving credit loans under the Credit Agreement primarily as a method of refinancing certain debt obligations that the Company expects to assume in connection with its pending acquisitions.

The principal amounts borrowed under the Credit Agreement will bear interest at a variable rate equal to the applicable one-month LIBOR rate plus 1.50%. The amount of interest accruing under the Note shall be computed on an actual day, 360-day year basis. The line of credit available to the Company under the Credit Agreement expires on October 5, 2018, at which time all amounts borrowed, together with applicable interest, fees, and other amounts owed by the Company shall be due and payable. The Credit Agreement also contains standard acceleration provisions in the event of default by the Company. There are no outstanding revolving credit loans under the Credit Agreement as of the date hereof.

The foregoing is a summary of the material terms of the Credit Agreement and the Note. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this communication may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the Company’s future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to the Company’s common stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on the Company’s financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. These factors include, but are not limited to, changes in the Company’s operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of the Company to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of the Company’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of the Company to repurchase its common stock on favorable terms, the ability of the Company to successfully implement is mergers and acquisitions strategy, changes in interest rates and capital markets, inflation, customer acceptance of the Company’s products and services, and other risk factors. Other relevant risk factors may be detailed from time to time in the Company’s press releases and filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this Report, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this Report.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts, and may not reflect actual results.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Revolving Credit Agreement, dated as of October 6, 2017, by and between Simmons First National Corporation and U.S. Bank National Association.

10.2	Revolving Credit Note, dated October 6, 2017, by Simmons First National Corporation in favor of U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: October 11, 2017	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Revolving Credit Agreement, dated as of October 6, 2017, by and between Simmons First National Corporation and U.S. Bank National Association.

10.2	Revolving Credit Note dated October 6, 2017, by Simmons First National Corporation in favor of U.S. Bank National Association.